Exhibit 107.1

Calculation of Filing Fee Table

424B5
(Form Type)

Noah Holdings Limited
(Exact Name of Registrant as Specified in its Charter)

Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A ordinary shares, par value US$0.0005 per share(1)	Rule 456(b) and Rule 457(r)	1,265,000	(2)	US$37.20	(3)	US$47,058,000.00	(3)	US$0.0000927	US$4,362.28
Fees Previously Paid	—	—	—	—		—		—			—
Carry Forward Securities
Carry Forward Securities	—	—	—	—				—				—	—	—	—
	Total Offering Amounts							US$47,058,000.00			US$4,362.28
	Total Fees Previously Paid										—
	Total Fee Offsets										—
	Net Fee Due										US$4,362.28

(1)	Includes all Class A ordinary shares in the Global Offering (as defined in this prospectus supplement). Such Class A ordinary shares include those initially offered and sold within the United States, and those initially offered and sold outside the United States that may be resold from time to time within the United States. Offers and sales of Class A ordinary shares outside the United States are being made pursuant to applicable law. From time to time, such Class A ordinary shares may be represented by American depositary shares issuable upon deposit of the Class A ordinary shares registered hereby, which have been registered under the registration statement on Form F-6 (File No. 333-170167), as amended, initially filed with the Securities and Exchange Commission on October 27, 2010. Two American depositary shares represent one Class A ordinary share.

(2)	Includes 165,000 Class A ordinary shares that are issuable upon the exercise of the underwriters’ option to purchase additional Class A ordinary shares to cover over-allocations. An affiliate of Goldman Sachs (Asia) L.L.C. has entered into a borrowing arrangement with Jing Investors Co., Ltd. and Yin Investment Co., Ltd. to facilitate the settlement of over-allocations, pursuant to which the affiliate of Goldman Sachs (Asia) L.L.C. may borrow up to 165,000 Class A ordinary shares from Jing Investors Co., Ltd. and Yin Investment Co., Ltd.

(3)	Calculated based on an exchange rate of HK$7.8498 to US$1.00 as of June 17, 2022, as set forth in the H.10 statistical release of the Federal Reserve Board. The offering price is HK$292.00 per Class A ordinary share.